UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2009 (June 22, 2009)

EPIC ENERGY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-31357	94-3363969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Lake Robbins Dr., Suite 160
The Woodlands, Texas 77380
 (Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code (281)-419-3742

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 24, 2009, Rex P. Doyle, former Chief Executive Officer and director of Epic Energy Resources, Inc. (the “Company”), and the Company executed an agreement titled Severance and Cooperation Agreement (the “Agreement”) between Mr. Doyle and the Company, which will be effective July 2, 2009 (the “Effective Date”) because Mr. Doyle has the right to revoke the Agreement by delivering written notice before the Effective Date.  If Mr. Doyle revokes the Agreement prior to the Effective Date, the Agreement will be null and void, and none of the terms and conditions described in this Form 8-K, including the proposed payments to Mr. Doyle, will occur.  Pursuant to the Agreement, Mr. Doyle’s termination was without cause and included a resignation by Mr. Doyle and a termination from all officer and employee positions with the Company and the Company’s subsidiaries.  The Agreement also includes Mr. Doyle’s resignation from his position as a director of the Company.

The agreement provides that Mr. Doyle will receive the following payments: $250,000 on July 2, 2009; $100,000 on or before March 31, 2010; and $150,000 on or before September 30, 2010.  The Company has paid Mr. Doyle $4,153.85 as payment, on a pro rata basis, of the quarterly cash fee for serving as a non-employee director from April 19, 2009 through June 30, 2009.  The Agreement also provides that Mr. Doyle will forfeit and cancel back to the Company 1,500,000 unvested, restricted shares of the Company’s common stock that were originally authorized by the board of directors in December 2008.

Both the Company and Mr. Doyle agreed to mutual releases of all claims and liabilities existing on the Effective Date.  Mr. Doyle shall not disclose or use confidential or privileged information relating to the Company.  Mr. Doyle is also subject to non-compete and non-interference/non-solicitation restrictions for two years after the Effective Date.  In addition, for the 24-month period following the Effective Date, Mr. Doyle will not (i) vote for or attempt to elect directors other than those nominated by the board of directors, or (ii) call a meeting of shareholders or otherwise exercise any right, or undertake any activity concerning the Company to which a shareholder owning more than five percent and/or ten percent of the outstanding shares of the Company is entitled under the Colorado Revised Statutes.

The Agreement is attached hereto and incorporated by reference as Exhibit 10.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 25, 2009, the board of directors of the Company amended the Company’s bylaw notice requirements for board of director meetings.  The amendment to the bylaws replaces Article III – Section 5 with the new Article III – Section 5.  New Article III – Section 5, is attached hereto, and incorporated herein by reference, as Exhibit 3.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 5.02 by reference.

Item 9.01.   Financial Statements and Exhibits.

Exhibit 3.1	New Article III, Section 5 – Bylaws
Exhibit 10.1	Severance and Cooperation Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIC ENERGY RESOURCES, INC.

Date: June 30, 2009	By:	/s/ Michael Kinney
Michael Kinney, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 3.1	New Article III, Section 5 – Bylaws
Exhibit 10.1	Severance and Cooperation Agreement